UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2019

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2019, the Board of Directors of Dime Community Bancshares, Inc. (the “Company”) approved amendments to the Company’s Bylaws to update, clarify and simplify various provisions. The changes to the Bylaws include:

•	Changes to Article III (Capital Stock) to update and clarify provisions regarding the issuance, registration and transfer of shares of common stock;

•	Changes to Article IV (Board of Directors) to update provisions regarding Board leadership;

•	Changes to Article (V) (Committees) to update provisions regarding Board committees; and

•	Changes to Article VI (Officers) to update provisions regarding the responsibilities and roles of certain officers.

In addition, the Amended and Restated Bylaws include a new Article VIII (Miscellaneous) that clarifies:

•	The permissible use of facsimile and electronic signatures by the Board of Directors, directors and officers of the Company; and

•	The ability of the Board of Directors to rely on information, reports or statements presented by the Company’s officers, employees, Board committees and professional advisors.

The foregoing description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.2	Amended and Restated Bylaws of Dime Community Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Registrant)

DATE: January 24, 2019	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel